UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2004

Umpqua Holdings Corporation
(Exact Name of Registrant as Specified in Its Charter)

OREGON	000-25597	93-1261319
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

200 SW Market Street, Suite 1900
Portland, Oregon 97201
(address of Principal Executive Offices)(Zip Code)

(503) 546-2491
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

     On July 9, 2004, Umpqua completed a previously announced acquisition of Humboldt Bancorp pursuant to an Agreement and Plan of Merger under the terms of which Humboldt merged with and into Umpqua, and Humboldt's wholly owned subsidiary Humboldt Bank merged with and into Umpqua's wholly owned subsidiary Umpqua Bank. The merger of the banks became effective July 10, 2004.  Humboldt shareholders are entitled to receive one share of Umpqua common stock for each share of Humboldt common stock outstanding as of the effective date of the merger. The total estimated value of the acquisition is approximately $343 million based on the closing price of Umpqua's common stock on Friday, July 9, 2004, and the issuance of 15,491,327 shares of Umpqua common stock to Humboldt shareholders.

     On July 12, 2004, Umpqua issued a press release announcing the closing of the merger. The press release is attached as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(a)	Pursuant to General Instruction B.3 of Form 8-K, the financial statements of the acquiree Humboldt Bancorp are not required because they were previously filed.

(b)	Pursuant to General Instruction B.3 of Form 8-K, the financial statements of the acquiree Humboldt Bancorp are not required because they were previously filed.

(c)	Exhibits.

The following exhibits are being filed herewith and this list shall constitute the exhibit index:

Exhibit

2	Agreement and Plan of Reorganization (incorporated by reference from the registrant's Form 8-K filed March 16, 2004)

99.1	Press Release

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION
(Registrant)

Dated: July 12, 2004	By: /s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary

EXHIBIT 99.1

FOR IMMEDIATE RELEASE
*Map of Store Locations Available

Media Contacts:
Charley Ciresi	Dan Sullivan
Lane Marketing	Umpqua Holdings Corporation
503-546-7878	503-546-2492
charley@lanemarketing.com	dansullivan@umpquabank.com

Lani Hayward	Pat Rusnak
Umpqua Holdings Corporation	Umpqua Bank
503-228-2117	916-783-2812
lanihayward@umpquabank.com	patrusnak@umpquabank.com

UMPQUA HOLDINGS CORPORATION COMPLETES MERGER WITH
CALIFORNIA-BASED HUMBOLDT BANCORP

California Directors Selected

PORTLAND, Ore. - July 12, 2004 -- Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Strand, Atkinson, Williams & York, Inc., announced today the completion of its acquisition of Humboldt Bancorp and its principal operating subsidiary Humboldt Bank. The merger, completed on July 9, provides for Humboldt shareholders to receive one share of Umpqua common stock for each share of Humboldt common stock, giving the transaction a total value of approximately $343 million, based on Friday's closing price of $22.15 per share.

On July 10, Umpqua Bank signs began to replace the signs at Humboldt Bank, Capitol Valley Bank, Feather River State Bank and Tehama Bank branches. The merger will join Humboldt's 27 Northern California locations with Oregon-based Umpqua Bank, for a combined network of 91 bank stores and 128 ATMs. Umpqua Bank now offers a complete line of commercial, small business and retail banking services throughout Oregon, Northern California, and Southwest Washington.

Raymond P. Davis will continue to lead the combined organization as president and CEO of Umpqua Holdings Corporation. Robert M. Daugherty, former president and CEO of Humboldt Bancorp, will serve as president of Umpqua Bank's California operations.

"We sought Humboldt Bancorp for its fit with Umpqua Bank's community banking philosophy and culture, bringing together two very strong organizations," said Davis. "Since we announced the merger agreement on March 15, we have worked closely to create the extended Umpqua Bank network, which integrates the best of both organizations to serve our communities. The combined bank provides new opportunities for customers, employees and shareholders alike."

The integration is expected to be completed during the fourth quarter and be accretive to earnings per share in 2005.

Under the terms of the merger agreement, Humboldt Bancorp shareholders will receive one share of Umpqua Holdings Corporation common stock for each share of Humboldt Bancorp common stock. Approximately 15.5 million shares of Umpqua Holdings Corporation common stock are expected to be issued in connection with the merger. The combined organization will have assets of approximately $4.6 billion, deposits of approximately $3.5 billion and shareholders' equity of approximately $650 million.

As a result of the merger, Umpqua Holdings has restructured its board of directors to include four new board members from Humboldt Bancorp. Theodore S. Mason, Ronald F. Angell, Diane D. Miller and Thomas W .Weborg, have all been appointed to the board. Umpqua Holding's new board of directors is now comprised of the following individuals:

  Allyn Ford, Chairman of the Board, President and General Manager of Roseburg ForestProducts
  James D. Coleman, Vice Chairman of the Board, President and Owner of Crater LakeMotors
  Raymond P. Davis, President and Chief Executive Officer, Umpqua HoldingsCorporation
  Scott Chambers, President, Chambers Communications
  David B. Frohnmayer, President, University of Oregon

  Dan Giustina, Managing Partner, Giustina Resources
  Lynn K. Herbert, Manager, Herbert Lumber Company
  Diana Goldschmidt, Owner, Urban Design Works, LLC
  William A. Lansing, President and Chief Executive Officer, Menasha Forest Products
  Thomas W .Weborg, President and Chief Executive Officer, Java City
  Diane D. Miller, President, Wilcox Miller & Nelson
  Theodore S. Mason, retired President & Chief Executive Officer, Humboldt Bancorp
  Ronald F. Angell, retired attorney serving as of counsel for Roberts, Hill, Bragg, Angell &Perlman

About Umpqua Holdings Corporation

Umpqua Holdings Corporation, with total assets of $4.6 billion, is the parent company of Umpqua Bank, an Oregon based community bank widely recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 91 stores throughout Oregon, Northern California and Southwest Washington. Umpqua Holdings also owns a retail brokerage subsidiary, Strand, Atkinson, Williams & York, Inc. which has 14 locations throughout Oregon and Southwest Washington and offers brokerage services within Umpqua Bank stores. Additionally, Umpqua Bank's Private Client Services Division provides tailored financial services and products to individual customers. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit www.umpquaholdingscorp.com.

This press release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including those set forth from time to time in each company's filings with the Securities and Exchange Commission (the "SEC"). You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Specific risks in this press release include whether the company has accurately predicted consolidation expenses, the timing and amount of savings from consolidation and management's ability to effectively integrate the companies.